Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Kevin M. Killips, Chief Financial Officer of PrivateBancorp, Inc., certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of PrivateBancorp, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2017

/s/ Kevin M. Killips
Kevin M. Killips Chief Financial Officer PrivateBancorp, Inc.